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                         Madsen & Associates, CPA's Inc.
                          684 East Vine Street, Suite 3
                               Murray, Utah, 84107


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 2004 regarding the financial statements of
Treasure Mountain Holdings in the Registration Statement (Form SB-2 No. 333-   )
and related Prospectus of Treasure Mountain Holdings, Inc. and Vyteris Holdings, Inc.

November 8, 2004

                                        /s/ Madsen & ASSOCIATES, CPA's Inc.
                                        -----------------------------------
                                        Madsen & Associates, CPA's Inc.